EXHIBIT 2.2                                        ASSIGNMENT OF CONTRACT

                             ASSIGNMENT OF CONTRACT

     This Assignment of Contract (the "Assignment") is executed as of this 9th day of October, 2003, by and among Stafford Street Capital, LLC, a Delaware limited liability company ("Assignor"), Seawright Holding, Inc., a Delaware corporation ("Holding") and Seawright Springs, LLC, a Virginia limited liability company ("SSLLC" and, together with Holding, "Assignees").

                                     RECITALS

     A.  Assignor has entered into that certain Purchase and Sale
Agreement dated as of June 7, 2003, as subsequently amended (the
"PSA") between Baker Seawright Corporation as Seller and Assignor as
Purchaser;

     B. Assignor wishes to assign its rights and obligations under the PSA, and Assignees wish to assume Assignor's rights and obligations under the PSA for the consideration set forth herein; and

     C. Upon payment of the consideration set forth herein to Assignor, Holding shall transfer Assignor's rights and obligations under the PSA to SSLLC, which is Holding's wholly-owned subsidiary set up for the purpose of being the Purchaser under the PSA.

          For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Assignment. For the consideration set forth in Section 2 hereof, Assignor hereby assigns, transfers and conveys to Assignees, and each ratifies and confirms the assignment, transfer, and conveyance to Assignees, of all of Assignor's right, title and interest in and to Assignor's rights and obligations under the PSA
(the "Assigned Interest"), which Assigned Interest shall be allocated among the Assignees to SSLLC. Assignees hereby ratify and confirm their acceptance of the foregoing assignment, transfer and conveyance of the Assigned Interest upon the terms and conditions contained herein.

     2. Consideration. In consideration of the Assigned Interest, Holding shall pay Assignor a total amount of Fifty Thousand Dollars ($50,000) Holding may provide Assignor with a promissory note for some or all of this amount upon commercially reasonable terms subject to negotiation between Assignor and Holding. Notwithstanding the foregoing, the assignment and assumption provided for herein shall be absolute and irrevocable, and failure on the part of Assignees to pay the consideration set forth herein shall give rise to a suit for damages by Assignor against Assignees and not rescission of this Assignment.

     3. Representations and Warranties of Assignor. Assignor represents and warrants to Assignees that Assignor's interest in the Assigned Interest is not subject to any prior sale, transfer, pledge, conveyance, assignment, participation interest or other encumbrance of any kind; that Assignor has the full power, authority and legal right to execute and deliver this Assignment, that Assignor has taken all necessary action to authorize the execution, delivery and performance of this Assignment; that this Assignment has been duly executed by Assignor; that this Assignment is valid, binding and enforceable against Assignor in accordance with its terms; and that the execution, delivery and performance of Assignor's obligations hereunder do not and will not (a) violate any statute, law, rule, regulation, judicial order or decree or arbitration finding applicable to Assignor, (b) breach Assignor's charter instruments or (c) breach, with or without notice or passage of time, or both, any agreement or undertaking to which Assignor is a party or by which it is bound.

     4. Further Assurances. From time to time after the assignment provided for herein, Assignor shall execute and deliver such documents, instruments and certificates as Assignees may reasonably request to more effectively vest, confirm and evidence in the SSLLC title to or rights in and to any of the Assigned Interest, and to otherwise carry out the purpose and intent of this Assignment.

     5. Binding Effect; Benefits. All of the terms of this Assignment shall be binding upon, inure to the benefit of, and be enforceable by and against the parties hereto and their respective successors and authorized assigns. Nothing in this Assignment, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Assignment, except as expressly indicated in this Assignment.

     6. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its otherwise applicable provisions of conflicts of laws.

     7. Counterparts. This Assignment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, all of which shall together constitute one and the same instrument.

     8. Expenses. Except as otherwise provided herein, each party shall pay its own respective expenses, costs, and fees (including, without limitation, attorney and accountants' fees) incurred in connection with the negotiation, preparation, execution and delivery of this Assignment and the consummation of the transactions contemplated by this Assignment.

     9. Entire Agreement. This Assignment represents the entire agreement between Assignor and Assignees with respect to the Assigned Interest and incorporates herein any prior representations, warranties and agreements (oral or written) with respect to the Assigned Interest.

     10. Amendment and Waiver. This Assignment may be amended, modified, superseded, or canceled and any of the terms, covenants. representations, warranties or conditions of this Assignment may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time to require performance of any provision of this Assignment shall not affect the right of that party at a later time to enforce the same.

     11. Severability. Any provision, or clause thereof, of this Assignment that shall be found to be contrary to applicable law or otherwise unenforceable shall not affect the remaining terms of this Assignment, which shall be construed as if the unenforceable provision, or clause thereof, were absent from this Assignment.

     12. Headings. The headings of the sections and subsections of this Assignment have been inserted for convenience of reference only and shall not restrict or otherwise modify any of the terms or provisions of this Assignment.

     13. Interpretation. Unless the context of this Assignment clearly requires otherwise: (i) references to the plural include the singular, the singular the plural, and the part the whole, (ii) references to one gender include all genders, (iii) "or" has the inclusive meaning frequently identified with the phrase "and/or," (iv) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" or "without limitation," and (v) references to "hereunder," "herein" or "hereof" relate to this Assignment as a whole. Any reference herein to any agreement, including this Assignment, shall be deemed to include such agreement as it may be modified, varied, amended or supplemented from time to time. Any reference herein to any person or entity shall be deemed to include the heirs, personal representatives, successors and permitted assigns of such person or entity.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.

                                       ASSIGNOR:

                                       STAFFORD STREET CAPITAL, LLC

                                       s/s Joel P. Sens
                                       Joel P. Sens
                                       Managing Member


                                       ASSIGNEE:


                                       SEAWRIGHT HOLDING, INC.


                                       s/s Joel P. Sens
                                       Joel P. Sens
                                       President


                                       SEAWRIGHT SPRINGS, LLC,
                                       a Virginia limited liability company

                                       By:  Seawright Holding Inc.
                                       Its:  Managing Member

                                       By s/s Joel P. Sens
                                       Joel P. Sens
                                       President

EXHIBIT 3i                           AMENDED AND RESTATED
                                     CERTIFICATE OF INCORPORATION OF
                                     PRE SETTLEMENT FUNDING CORP

                                  AMENDED AND RESTATED
                               CERTIFICATE OF INCORPORATION
                                           OF
                                PRE SETTLEMENT FUNDING CORP.

                              Under Sections 242 and 245 of the
                               Delaware General Corporation Law

     PRE SETTLEMENT FUNDING CORP. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL"), does hereby certify that:

     The name under which the Corporation was originally incorporated was Pre Settlement Funding Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 14, 1999, and an amendment thereto was filed with the Secretary of the State of Delaware in accordance with Sections 241 and 245 of the GCL on September 29, 2000 (as heretofore amended, the "Certificate of Incorporation").

     The restatement of and amendments to the Certificate of Incorporation have been duly adopted by a resolution of the Board of Directors of the Corporation (the "Board of Directors") proposing and declaring advisable this Amended and Restated Certificate of Incorporation, and the Corporation's stockholders have given their written consent pursuant to Section 228 of the GCL, all in accordance with the provisions of Sections 242 and 245 of the GCL.

     This Amended and Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation in its entirety. The amendments to the Certificate of Incorporation effected by this Amended and Restated Certificate of Incorporation include, but are not limited to, amendments to change the name of the Corporation.

     The capital of the Corporation shall not be reduced under or by reason of the foregoing amendments to the Certificate of Incorporation.

     The Certificate of Incorporation is hereby superseded by this Amended and Restated Certificate of Incorporation, which shall henceforth be the Certificate of Incorporation of the Corporation.

     The text of the Restated Certificate of Incorporation is hereby restated and amended to read in its entirety as follows
(hereinafter, the Amended and Restated Certificate of Incorporation, as it may be further amended or restated from time to time, is referred to as the "Amended and Restated Certificate of Incorporation").

            AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I
Name

     The name of the Corporation is SEAWRIGHT HOLDINGS, INC.

ARTICLE II
Address and Registered Agent

     The address of the Corporation's registered office in the State of Delaware is 910 Foulk Road, Suite 201, Wilmington, County of New Castle, DE 19803. The name of its registered agent at such address is Corporations & Companies, Inc.

ARTICLE III
Description of Business Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

ARTICLE IV
Capital Stock

     The Corporation shall have authority to issue a total of 20,000,000 shares, each share having a par value of one tenth of one cent ($0.001), in two classes of stock, to be designated, respectively, "Preferred Stock" and "Common Stock." Of this total number of authorized shares, One Hundred Thousand (100,000) shares shall be Preferred Stock, and Nineteen Million Nine Hundred Thousand (19,900,000) shares shall be one class of Common Stock.

     The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board") prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated in such resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in the Board, all in accordance with the GCL.

     Each holder of shares of Common Stock shall be entitled to cast one vote per share of such stock. Except to the extent otherwise specifically required by law, this Certificate of Incorporation or the Bylaws of the Corporation: (a) the holders of all shares of voting capital stock shall be entitled to notice of any meeting of shareholders and to attend any such meeting, and (b) all such holders shall vote as a single class. Fractional votes shall not be permitted. Any fractional voting rights shall be rounded to the nearest whole number (with one-half being rounded upward).

ARTICLE V
Incorporator

     The name and mailing address of the incorporator is:

                   Corporation & Companies, Inc.
                   910 Foulk Road, Suite 201
                   Wilmington, DE  19803

ARTICLE VI
Directors

     The business of the Corporation shall be managed by the Board. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. Without further amendment to this Amended and Restated Certificate of Incorporation, and in addition to all other powers expressly granted by statute, the Board shall be authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII
Indemnity

     No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of Title 8 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel and other professional fees and disbursements). Each person who serves as a director of the Corporation while this Article Seventh is in effect shall be deemed to be doing so in reliance on the provisions of this Article Seventh, and neither the amendment or repeal of this Article Seventh, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Seventh, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of any inconsistent provision. The provisions of this Article Seventh are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitation or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

ARTICLE VIII
Amendment

     From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Eighth.

     The undersigned does make this certificate, hereby declaring and certifying that this is the Corporation's act and deed and the facts herein stated are true.

PRE SETTLEMENT FUNDING CORP.

By:  s/s Joel P. Sens
Name: Joel P. Sens
Title:  President